Exhibit 99.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT effective as of the latest date of signing reflected below (this “Agreement”) between Dune Energy, Inc., a Delaware corporation having its principal place of business at Two Shell plaza, 777 Walker Street, Suite 2300, Houston, TX 77002 (the “Company”), and Alan Gaines, an individual residing in the State of Connecticut (“Executive”).

WHEREAS, the Executive serves as Chairman of the Company’s Board of Directors (the “Board”) pursuant to an Employment Agreement dated as of April 17, 2007 (the “Prior Agreement”);

WHEREAS, notwithstanding that the term of the Prior Agreement has not expired, the parties thereto wish to terminate such Prior Agreement and enter into a new employment arrangement as reflected in this Agreement; and

WHEREAS, the Company desires to employ Executive in the capacity and for the term and compensation and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the parties agree as follows:

1. Continuity of Employment: The Prior Agreement is hereby terminated and Employer hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth.

2. Title; Responsibilities; Reporting: During the term of this Agreement, Executive shall diligently and faithfully: (a) serve the Company in the capacity of Chairman of the Board; (b) report directly to the Board; (c) discharge and carry out all duties and responsibilities as may from time to time be assigned, and such directions as may from time to time be given, to Executive by the Board and (d) abide by and carry out the policies and programs of the Company in existence or as the same may be changed from time to time.

3. Exclusivity: All services to be provided by Executive under this Agreement shall be performed by Executive personally. During the term of this Agreement, Executive shall devote the majority of Executive’s business time, attention and energies and all of his skills, learnings and best efforts to the business of Company. Executive may (a) serve on corporate, civil or charitable boards or committees, (b) manage personal investments, and (c) deliver lectures and teach at educational institutions or events so long as such activities do not significantly interfere with the performance of Executive’s duties hereunder, or conflict with any provisions contained in the Dune Energy Employee Manual.

4. Term: The term of this Agreement shall commence upon the date of signing and shall end on April 16, 2011 (the “End Date”).

5. Compensation and Performance Bonus: The Company shall pay to executive compensation in the amount of $45,833.33 on March 15, 2010 and $45,833.33 on April 15,

2010. Thereafter, starting on May 15, 2010, the Company shall pay to Executive each month on the fifteenth day of each month compensation in the amount of $22,916.67 through the End Date ($275,000 annually) (the “Compensation”). The Compensation shall be subject to such deductions by the Company as are required to be made pursuant to law, government regulations or order. Executive understands and agrees that Executive is an exempt employee as that term is applied for purposes of Federal or state wage and hour laws, and further understands that Executive shall not be entitled to any compensatory time off or other compensation for overtime. The compensation committee may recommend the Executive receive a performance bonus not to exceed two (2) times Executive’s Compensation. Such award would be based on Executive’s performance in raising new equity and capital for the Company.

6. Fringe Benefits: During the Term of this Agreement, Executive shall be entitled to major medical and full hospital insurance for Executive, his spouse and immediate dependents, provided that Executive and his family are insurable at “standard rates”. Executive shall also be entitled to such disability, life insurance, and other similar benefits as may be made available to senior officers of the Company under such group benefit plans and/or programs as may be maintained by the Company from time to time, subject to any eligibility, co-payment and waiting period requirements under or applicable to any such benefit plans and/or programs. Executive acknowledges and agrees that the Company has the right, in its sole discretion, to amend, modify or terminate any such benefit plan or program at any time and for any reason or for no reason. Executive’s entitlement to such benefits shall end upon the termination of his employment with the Company, however caused, except as provided (a) by applicable law or (b) by the express terms of any such group benefit plan or program maintained by the Company.

7. Vacation, Etc.: During the Term of this Agreement, Executive shall be entitled to six (6) weeks paid vacation, to be taken at such time or times as shall be consistent with the proper performance by Executive of his duties. No unused vacation, holidays, sick leave or personal days may be carried forward from year to year.

8. Expense Reimbursement; Travel Policy: The Company shall provide Executive with such reasonable business lodging and travel expense reimbursements as are consistent with the Company’s policies in effect from time to time. All reimbursements by the Company provided for in this Agreement are conditioned upon Executive’s submission to the Company of reasonably satisfactory documentation and an itemized account for such expenses within a reasonable period after they are incurred. Expense reports and requests for reimbursement which are submitted later than two months after the expense is incurred will not be reimbursed without the approval of the Company’s Chief Financial Officer.

9. Other Employee Benefit Plans: During the Term, Executive shall be entitled to participate in all employee, executive or key-employee benefit or incentive compensation plans maintained or established by the Company for the purpose of providing compensation and/or benefits to employees, executives or key employees, generally, including without limitation, all pension, retirement, profit sharing, savings, stock option, deferred compensation and/or restricted stock grants. Unless otherwise provided herein, the compensation and benefits hereunder, and Executive’s participation in such plans, practices and programs shall be on the same basis and terms as applicable to the other eligible participants in the particular plan, practice or program.

No additional compensation provided under any such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of Executive’s entitlements hereunder.

10. Death of Executive: In the event of Executive’s death during the Term of this Agreement, the Company’s obligations and agreements under this Agreement shall automatically terminate as of the date of such death, and in full satisfaction thereof, the Company shall pay to Executive’s estate any Compensation earned and unpaid through the date of such death and any business expenses or other fringe benefits otherwise due to Executive. Executive’s estate shall also be entitled to payment for any accrued but unused vacation days during the year such termination occurs. Such event shall not be deemed a “Termination Without Cause” as defined in Section 16 below. All other obligations of the Company under this Agreement shall automatically cease, and Executive’s estate shall not be entitled to any other salary, payments or benefits otherwise payable to Executive under this Agreement, except as otherwise required by law.

11. Disability of Executive: If Executive shall, during the term of this Agreement, suffer a “Disability,” (as defined, from time to time, in a disability plan that the Company may maintain for the benefit of its senior officers (a “Disability Plan”) or, whenever no such Disability Plan exists, as defined in accordance with the meanings on Exhibit A hereto), then the Company shall have the right to terminate this Agreement by written notice of such Disability to Executive, whereupon the Company’s obligations and agreements under this Agreement shall automatically terminate as of the date of such notice, and in full satisfaction thereof, the Company shall pay to Executive any Compensation earned and unpaid through the date of such notice (less any payments received by Executive under a Disability Plan) and any business expenses or other fringe benefits otherwise due to Executive. Executive shall also be entitled to payment for any accrued but unused vacation days during the year such termination occurs. No such termination shall be deemed a “Termination Without Cause”. All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

12. Resignation Notice; Termination: Executive agrees to give sixty (60) days’ prior written notice to the Company of any decision by Executive to resign during the Term of this Agreement (such notice hereinafter referred to as a “Resignation Notice”), provided, however, that in the case of Executive’s resignation for “Good Reason” as defined in Section 15 below, only fourteen (14) days’ prior written notice shall be required. Executive acknowledges and understands that these notice periods are for the exclusive benefit of the Company, and do not confer any employment obligation on the Company. If the Company receives any such Resignation Notice, the Company may elect, in its sole discretion and for any reason or for no reason, to terminate Executive’s affiliation with the Company, either immediately or at any point during the period indicated in such notice.

13. Post-Resignation Actions: If Executive decides to resign from his position on the Board, Executive agrees to make no public announcement and no statement to persons or entities doing business with the Company concerning Executive’s departure prior to Executive’s termination date without the written consent of the Company, and to continue faithfully performing and discharging Executive’s duties and responsibilities for the Company from the date of such Resignation Notice until such termination date.

14. Post-Resignation Obligations: Except as provided below with respect to resignations for “Good Reason,” no resignation under Section 12 hereof (or termination by the Company following a Resignation Notice) shall be deemed to be or treated as if it was a “Termination Without Cause” as defined below. Executive agrees and understands that, in the event of any such resignation (or termination by the Company following a Resignation Notice), Executive shall be entitled to receive Executive’s then applicable Compensation through the date of termination of Executive’s affiliation with the Company and any business expenses otherwise due to Executive. All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other compensation, payments or benefits otherwise payable under this Agreement, except as otherwise required by law. The parties further agree and understand that, in the event of any such resignation (or termination by the Company following a Resignation Notice), Executive’s obligations and agreements under Sections 21 through 25 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

15. Resignation for Good Reason: If Executive resigns for “Good Reason” (as defined herein), then such a resignation (a “Resignation for Good Reason”) shall be treated as if it were a “Termination Without Cause” as defined in Section 16 below. “Good Reason” means any of the following failures or conditions which shall remain uncured twenty (20) days after written notice of such failure or condition is received by the Company from Executive: (i) the failure of the Company to continue Executive in the position of Executive of the Company (or such other Board position as may be offered by the Company and which Executive in his sole discretion may accept); (ii) material diminution by the Company of Executive’s responsibilities, duties, or authority in comparison with the responsibilities, duties and authority held during the six month period immediately preceding such diminution, or assignment to Executive of any duties inconsistent with Executive’s position as the Executive of the Company (or such other Board position as may be offered by the Company and which Executive in his sole discretion may accept); (iii) failure by the Company to pay and provide to Executive the Compensation and benefits provided for in this Agreement to which Executive is entitled; or (iv) the requirement that Executive relocate his residence outside of the State of California.

16. Termination Without Cause: Executive’s affiliation with the Company under this Agreement may be terminated at any time by the Company, without cause, upon fourteen (14) days’ written notice to Executive (such termination referred to throughout this Agreement as a “Termination Without Cause”). In the event of any such Termination Without Cause, (a) Executive shall be entitled to receive Executive’s then applicable Compensation through the date of termination of Executive’s affiliation with the Company and any business expenses or fringe benefits otherwise due to Executive and (b) in addition, the Company agrees to pay to Executive, as severance pay and in lieu of any further compensation for any subsequent period, an amount equal to one times (1.0X) Executive’s then applicable Compensation (the “Severance Payment”), which Severance Payment shall be payable in six (6) equal monthly installments commencing on the first day of each month following the date of termination. Executive shall also be entitled to payment for any accrued but unused vacation days during the year such termination occurs. All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

17. Termination following Change of Control: If Executive’s affiliation with the Company is terminated by the Company within twelve (12) months after a Change of Control (as defined herein) for reasons other than For Cause pursuant to Section 18 below or by reason of Disability or Executive’s death, or if Executive resigns his employment for Good Reason within twelve (12) months after a Change of Control, then (a) Executive shall be entitled to receive Executive’s then applicable Compensation through the date of termination of Executive’s affiliation with the Company and any business expenses or fringe benefits otherwise due to Executive and (b) in addition, the Company agrees to pay to Executive, the Severance Payment. Executive shall also be entitled to payment for (i) any bonus earned in the year preceding such termination but not yet paid and (ii) accrued but unused vacation days. At the termination date, all restricted shares of Company stock issued to Executive under any restricted stock agreement will be immediately vested in accordance with the restricted stock agreement, and any stock options or other grants made to Executive pursuant to any incentive or benefit plans then in effect shall vest in accordance with the terms of any such plans. All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other salary, payments or benefits otherwise payable under this Agreement, except as otherwise required by law.

“Change of Control,” as used herein, shall mean

a) Change in the ownership of the Company — the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; or

b) Change in the effective control of the Company

(i)	The date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or

(ii)	The date a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; or

c) Change in the ownership of a substantial portion of the Company’s assets — the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than

40 percent of the total gross fair market value of all of the assets of the corporation immediately before such acquisition or acquisitions.

18. Termination For Cause: The Company, upon a vote of the Company’s Board of Directors (excluding Executive) shall be entitled to immediately terminate Executive’s services in any of the following circumstances, each of which shall constitute “cause” for such termination:

(a) the breach by Executive, in any material respect, of this Agreement (including, without limitation, the refusal or other failure by Executive to perform any of Executive’s duties hereunder other than a failure to perform resulting from death or physical or mental disability) and failure by Executive to cure such breach within ten (10) days of written notice thereof from the Company;

(b) the commission by Executive of any act of dishonesty, fraud, intentional material misrepresentation or moral turpitude in connection with his employment, including, but not limited to, misappropriation or embezzlement of any funds of the Company or any of its affiliates;

(c) the commission by Executive of any (1) willful misconduct or gross negligence, or (2) intentional act having the effect of injuring the reputation, business or business relationships of the Company or any of its affiliates, and which intentional act would not reasonably be deemed to be in the best interests of the Company;

(d) the entering by Executive of a plea of guilty or nolo contendere to, or the conviction of Executive for, a crime (other than a routine traffic offense) which carries a potential penalty of imprisonment for more than ninety (90) days and/or a fine in excess of Ten Thousand Dollars ($10,000);

(e) Executive’s abuse of alcohol, prescription drugs or controlled substances to a degree which interferes with his performance on behalf of the Company;

(f) Executive’s deliberate disregard of any lawful material rule or policy of the Company or order of the Company’s Board of Directors and failure to cure the same within ten (10) days of written notice thereof from the Company; or

(g) excessive absenteeism of Executive other than for reasons of illness, after written notice from the Company with respect thereto.

If Executive is terminated for any of the causes referred to in the above sub-paragraphs (a) through (g), all obligations of the Company under this Agreement (except for obligations specifically referred to as continuing) shall automatically cease, and Executive shall only be entitled to receive Executive’s then applicable Compensation through the date of termination and any business expenses or fringe benefits otherwise due to Executive. All other obligations of the Company under this Agreement shall automatically cease, and Executive shall not be entitled to any other compensation, payments or benefits otherwise payable under this Agreement, except as otherwise required by law. The parties further agree and understand that, in the event of any such termination, Executive’s obligations and agreements under Sections 21 through 25 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

19. Payment Upon Expiration of Term: In the event that this Agreement expires by the arrival of the End Date without a prior termination or resignation, the Company agrees to pay to Executive his Compensation earned and unpaid through the date of such expiration and any business expenses or fringe benefits otherwise due to Executive. Executive shall also be entitled to payment for any accrued but unused vacation days during the year such expiration occurs. All other payments, benefits or arrangements provided by the Company shall cease immediately, except as otherwise required by law or the terms of any plan maintained by the Company. Notwithstanding the foregoing, the parties further agree and understand that, in the event of any such expiration, Executive’s obligations and agreements under Sections 21 through 25 hereof shall continue in full force and effect in the manner and on the terms set forth herein.

20. Gross-Up Payment:

(a) To the extent that the payment of any Severance Payment (or other payment or benefit within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)) under Sections 15, 16 and 17 hereof (collectively, the “Payments”) would be subject to taxes imposed against Executive under the Code (inclusive of any excise tax imposed by Section 4999 of the Code) and any state or local tax code or regulations, if applicable, or any interest or penalties are incurred by Executive with respect to such taxes (collectively, the “Taxes”), then the Company shall pay, and Executive will be entitled to receive, an additional payment (the “Gross-Up Payment”) in an amount such that after payment by the Executive of all applicable Taxes (other than interest and penalties due to Executive’s failure to timely make any applicable election, file a tax return or pay taxes shown on his return) including any Taxes imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Taxes imposed by reason of the Payments.

(b) The Company shall bear any expense necessary in determining whether a Gross-Up Payment is required pursuant to this Agreement. The Gross-Up Payment, if any, shall be paid by the Company to Executive on April 1st of the year immediately following the taxable year in which such taxes accrued.

21. Noncompetition:

(a) Executive expressly acknowledges that he will receive, during the Term, confidential and proprietary information of the Company that gives the Company a competitive advantage in oil and gas exploration. In order to protect the Company, and persons and entities that do business with the Company, it is an essential condition of his engagement that Executive agrees that during the Term of this Agreement and (unless this Agreement is terminated as a result of a Termination Without Cause or a Resignation For Good Reason):

(i)	for a period of one (1) year thereafter, Executive will not directly or indirectly, for his own account or on behalf of any other person or as an employee, consultant, manager, agent, broker, stockholder, director or officer of a corporation, investor, owner, lender, partner, joint venturer, or otherwise engage in any business which is then directly engaged in the exploration, drilling or production of natural gas or oil, within any one (1) mile radius from any property in which the Company has an ownership, leasehold or participation interest at the date of such termination;

(ii)	for a period of one (1) year thereafter (i) solicit, entice or induce any Customer (as defined below) of the Company to cease or limit its business with the Company (except if and to the extent directed to do so by the Vice Chairman or Board of Directors of the Company), or to become a customer, supplier, vendor or client of any other person (including, without limitation, Executive, individually) or entity engaged in any activity or business competitive with the Company if as a consequence thereof such party shall reduce the business it does with the Company or (ii) interfere with the relationship between the Company and any Customer, and Executive shall not cause, assist or facilitate any person or entity in taking any such prohibited actions;

(iii)	for a period of one (1) year thereafter, solicit, attempt to solicit or entice away from the Company’s employment, any employee of the Company, or disrupt or interfere with, or attempt to disrupt or interfere with, the Company’s relationship with any such person, and Executive shall not cause, assist or facilitate any person or entity in taking any such prohibited action;

(iv)	disparage the Company or any of its shareholders, directors, officers, employees or agents or take any actions that are harmful to the Company’s goodwill with its customers, employees or the public; and

(v)	engage in any act or practice the purpose of which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the business of the Company.

For purposes of this Agreement, a “Customer” of the Company shall mean any person or entity, who or which is, or was at any time within the prior one year period, a purchaser of goods or services from the Company, a landlord, sublandlord, licensor, licensee or supplier of (or prospective purchaser, landlord, sublandlord, licensor, licensee or supplier, provided the Company was in active discussions with such party prior to the termination of this Agreement), to or from the Company, as the case may be.

(b) It is understood by Executive that the covenants contained in this Section 21 are essential elements of this Agreement and that, but for the agreement of Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement and would not pay Executive the agreed Compensation for his services. Executive acknowledges that the provisions of this Section 21 are reasonable and necessary for the protection of the Company and that enforcement of the provisions of this Section 21 shall not result in an unreasonable deprivation of the right of Executive to earn a living. The existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. The covenants of Executive in this Section 21 shall be construed as agreements independent of any provision in this Agreement. In the event a court of competent jurisdiction determines that the provisions of this Section 21 are excessively broad as to duration, geographical scope or activity, it is expressly agreed that Section 21 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such overbroad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

22. Non-Disclosure of Confidential Information:

(a) Executive acknowledges and agrees that Executive’s services for the Company shall bring Executive into contact with sensitive or secret information relating to the Company, its successors, subsidiaries, assigns, officers, Chairmen, associated entities and/or agents including, but not limited to (i) information concerning the objectives, plans, commitments, contracts, leases, operations, Chairmen, methods, market investigations, surveys, research, records, and costs and prices of the Company and/or the Company’s subsidiaries or associated entities, (ii) information concerning the identities, objectives, plans, preferences, needs, requests, specifications, commitments, contracts, operations, methods and records of the Company’s and/or its subsidiaries’ or associated entities’ lenders, prospective lenders, investors, owners and/or prospective owners, and (iii) any and all information, trade secrets or ideas that give the Company or its subsidiaries or associated entities the opportunity to obtain an advantage over such competitors of the Company or of such subsidiaries or associated entities that do not know or use such information, trade secrets or ideas (the “Confidential Information”).

(b) Executive further understands and acknowledges that Confidential Information includes not only recorded or written information, but information that Executive can recall or reconstruct from Executive’s memory.

(c) Executive agrees that he will, at all times, faithfully hold all such Confidential Information in the strictest of confidence and will, at all times, use his best efforts and highest diligence to keep such Confidential Information secret, to guard against its disclosure, and never, directly or indirectly, to disclose or divulge any such Confidential Information to any person, company, firm or other entity, or to use the same, except that (i) Executive may use Confidential Information as necessary to perform his duties of employment with the Company, (ii) Executive may disclose Confidential Information to those within the Company who have a need to know it in the performance of their duties for the Company, (iii) Executive may disclose Confidential Information to parties outside the Company when, as and if he is expressly directed to do so by Executive’s supervisors within the Company, and (iv) Executive may disclose Confidential Information as expressly directed by judicial process, provided that Executive has promptly, and prior to making such disclosure, provided a copy of such judicial process to the Company and the Company does not intervene to oppose such disclosure. Executive shall use his best efforts to afford the Company sufficient time to intervene to oppose any such disclosure, including, if necessary, seeking reasonable extensions of Executive’s time to make such disclosure.

(d) Executive shall continue to abide by all of his obligations under this Agreement respecting Confidential Information not only during his employment with the Company, but also for all time after any termination, resignation or expiration of his employment with the Company, however caused.

(e) Notwithstanding the foregoing, after any termination or resignation of Executive from his employment with the Company, Confidential Information shall not include, and Executive shall not be restricted from divulging or using, any information which Executive can demonstrate (i) is or becomes generally available to the public other than as a result of a disclosure by Executive, (ii) was available to Executive on a non-confidential basis prior to its disclosure to Executive by the Company or any of its subsidiaries or associated entities, or (iii) becomes available to Executive on a non-confidential basis from a source other than the Company or any of its subsidiaries or associated entities, provided, however, that such source was not bound by a confidentiality agreement with the Company or any of its subsidiaries or associated entities, or was not otherwise prohibited from transmitting such information to Executive.

(f) Executive agrees that upon any termination, resignation or expiration of his employment with the Company, however caused, Executive shall deliver to the Company all writings, documents, recordings, computer discs or other media of recordation or storage in his possession, custody or control containing any Confidential Information (including, without limitation, all duplicates and copies), shall relinquish access to any computer maintained by or for the benefit of the Company or any of its subsidiaries or associated entities, and shall purge all such Confidential Information (in whatever form, including electronic data) from any electronic media or storage devices, including computers, in Executive’s possession, custody or control. To insure compliance with this Agreement, at the time of such termination, resignation or expiration, Executive shall provide the Company with a sworn statement, duly notarized, that Executive has performed each and every agreement and obligation contained or referred to in this Section.

23. Company Property: All inventions, improvements, systems, designs, ideas, business plans, sales techniques, approaches, surveys, prospect books, publications, memoranda, customer lists, files, notes, records, videotapes or any other business documentation or products (including, without limitation, Confidential Information) that Executive makes or conceives (either individually or jointly with others) or that are made available to Executive during his affiliation with the Company and until any termination, resignation or expiration of such engagement for any reason, relating to and connected with his Chairmanship, or that Executive utilizes in carrying out his duties or responsibilities to the Company (the “Property”), shall be the Company’s exclusive property, and Executive assigns to the Company all of his rights, if any, in and to all such Property.

24. Trade Names, Trademarks and Copyright: During his affiliation with the Company, and continuing for all time after any termination, resignation or expiration of such employment for any reason, Executive agrees that he shall never have or claim any right, title or interest in any trade name, trademark or copyright (statutory or common law) belonging to or used by the Company, its subsidiaries, successors, assigns or associated entities, and shall never have or claim any right, title or interest in any material or matter of any sort, prepared for or used in connection with advertising, solicitation, circulation, editorial content or promotion of the business of the Company, its subsidiaries, successors, assigns or associated entities, whether produced, prepared or published in whole or in part by Executive. Executive recognizes that the Company and/or its subsidiaries or associated entities now have and shall hereafter have and retain sole and exclusive rights in and to any and all such trade names, trademarks, copyrights, material and matter.

25. Injunctive Relief: Executive expressly acknowledges and agrees that the Property and the Confidential Information are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, and that a breach by Executive of any of the restrictive covenants contained in paragraphs 20 through 23 herein will cause the Company irreparable injury and damage for which there is no adequate remedy available at law. Executive further expressly acknowledges and agrees that the Company shall be entitled, in addition to any remedies available at law, to injunctive or other equitable relief to require specific performance, or to prevent a breach, of any provision of this Agreement by Executive without any requirement or showing that the Company has suffered any damages from such breach.

26. Further Instruments: Each of the Company and Executive shall execute, acknowledge, deliver and procure the execution, acknowledgment and delivery to the other of any and all further instruments which the other may reasonably deem necessary or expedient to carry out or effectuate the purposes or intent of this Agreement.

27. Representations: Executive represents and warrants to the Company that Executive has the capacity and right to negotiate and enter into this Agreement, and Executive’s execution, delivery and performance of this Agreement does not breach, interfere with or conflict with any other contractual agreement, covenant not to compete, option, right of first refusal or other existing business relationship or any judgment or order, in each case, to which Executive is a party or otherwise subject.

28. Successors and Assigns: This Agreement shall not be assignable by the Company without the prior consent of Executive, which shall not be unreasonably withheld. For purposes of this Agreement a transfer of this Agreement in connection with a merger, sale of a majority of the outstanding shares or consolidation of the Company or a sale of substantially all of the Company assets shall not constitute an assignment. This Agreement shall be binding upon the successors, heirs, executors and personal representatives of Executive. This Agreement contemplates the rendition of personal services by Executive and is not assignable by Executive.

29. Savings Clause: If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. The Company’s rights and remedies provided for in this Agreement or by law shall, to the extent permitted by law, be cumulative.

30. Governing Law and Construction: Any and all differences and disputes of whatever nature arising out of or relating to this Agreement (including, without limitation, the negotiation, execution, performance or termination of this Agreement) shall be governed by the laws of the State of Delaware applicable to contracts made, negotiated and to be performed entirely in such State without giving effect to its principles of conflicts of laws. With respect to all such differences and disputes, the parties agree and consent to be subject to the exclusive jurisdiction of the state and federal courts located in the State of Texas and consent to the exclusive venue of Texas.

31. Notices: All notices to be given under this Agreement shall be in writing and shall be given by hand, by overnight courier services which obtain acknowledgment of receipt or by certified or registered mail, return receipt requested, addressed to the party receiving such notice (each of the foregoing being referred to as “Written Notice”), or by facsimile transmission, such transmission being effective as of the date thereof if followed within ten (10) business days by Written Notice, as follows:

(a) if to the Company, to the Company’s address set forth above, with a copy to Andrews Kurth LLP, 1717 Main Street, Ste. 3700, Dallas, TX 75201, Attn: Dennis Ryan;

(b) if to Executive, to Executive’s address on file with the Company; or

(c) to either party at such other addresses as shall have been specified in a notice similarly given.

32. Freedom to Execute Agreement: The Company and Executive each represent, warrant and agree that they are free to enter into this Agreement, and that they are not subject to any obligations or disability which would prevent them from or interfere with their fully keeping and performing all of the covenants and conditions to be kept or performed under such agreements. The Company and Executive further represent, warrant and agree that they have not made and will not make any grant or assignment which conflicts with or impairs the complete enjoyment of the rights and privileges granted to the Company and Executive under this Agreement. Executive has had the opportunity to consult with his personal attorney and to negotiate this Agreement at “arms-length”.

33. Entire Agreement: This Agreement is intended to constitute the entire agreement between the Company and Executive relating to the subject matters of such agreements, and all prior negotiations and understandings of the parties have been merged in this agreement. No modification of this agreement shall be valid unless in writing and executed by the parties hereto. This Agreement supersedes in its entirety the Prior Agreement, which as of the last date of last signing below, is void and of no further force and effect.

34. Waiver of Breach: The waiver of a breach or default of or under any provision of this Agreement shall not be deemed a waiver of any other such breach or default of any kind or nature.

35. Approvals: This Agreement has been approved by the necessary vote of the Company’s Board of Directors of the Company.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

Company: DUNE ENERGY, INC.

By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	President & CEO

DATE:	2/16/10

Executive: ALAN GAINES

By:	/s/ Alan Gaines
Alan Gaines

DATE:	2/16/10

Exhibit A

For the purposes of this Employment Agreement, whenever the term “Disability” is not defined in a Disability Plan that the Company may maintain for the benefit of its senior officers, that term shall mean that, for a period of “120 continuous days”, Executive is “limited” from performing the “material and substantial duties” of his “regular occupation” due to his “sickness” or “injury.”

For purposes of this definition:

“120 continuous days” shall mean 120 days of sickness or injury which meets all of the other criteria for a Disability as defined herein, with no lapse of greater than 30 days (consecutively or in the aggregate);

“limited” from performing a duty or function means that Executive is unable to perform such duty or function;

“material and substantial duties” means duties that are normally required for the performance of Executive’s “regular occupation” and cannot be reasonably omitted or modified;

“regular occupation” means all of the functions that Executive was routinely performing prior to the onset of the condition or conditions that resulted in the Company’s decision to terminate Executive’s employment for reasons related to Disability;

“sickness” means any illness or disease that renders Executive incapable of performing material and substantial duties of his employment under the Employment Agreement; and

“injury” means a bodily injury that is the direct result of an accident and not related to any other cause.